Calculation of Filing Fee Tables
F-3
EuroDry Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Shares, par value $0.01 per share (1)(2)(3)	457(o)
		Equity	Preferred Shares, par value $0.01 per share (2)(4)	457(o)
		Debt	Debt Securities (2)(5)	457(o)
		Other	Warrants (2)(6)	457(o)
		Other	Units (2)(7)	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 200,000,000.00	0.0001381	$ 27,620.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 27,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 22,040.00
			Net Fee Due:						$ 5,580.00
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933 (Securities Act), as amended, the common shares being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions or as a result of the operation of anti-dilutive provisions and adjustments to conversion ratios. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to instructions on Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by EuroDry Ltd. pursuant to this registration statement exceed $200,000,000. (3) Preferred stock purchase rights are not currently separable from the common stock and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common stock. (4) There is being registered hereunder an indeterminate number of preferred shares as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $200,000,000 for all securities sold by EuroDry Ltd. pursuant to this registration statement. (5) If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed the aggregate offering price of $200,000,000 for all securities sold by EuroDry Ltd. pursuant to this registration statement. (6) There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $200,000,000 for all securities sold by EuroDry Ltd. pursuant to this registration statement. (7) There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $200,000,000 for all securities sold by EuroDry Ltd. pursuant to this registration statement. Units may consist of any combination of the securities registered hereunder. (8) Determined in accordance with Section 6(b) of the Securities Act to be $27,620 which is equal to 0.0001381 multiplied by the proposed maximum aggregate offering price of $200,000,000 for newly registered securities. (9) EuroDry Ltd. previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on July 14, 2023 (File No. 333-273254), which was declared effective on July 27, 2023 (Prior Registration Statement), that registered an aggregate of $200,000,000 of an indeterminate number of securities to be offered by EuroDry Ltd. from time to time. Of the $200,000,000 of securities registered on the Prior Registration Statement for which EuroDry Ltd. paid a filing fee of $22,040 in connection therewith, $200,000,000 of the securities remain unsold, leaving $22,040 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, EuroDry Ltd. is using $22,040 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, an additional registration fee of $5,580 is due to be paid at this time. The offerings under the Prior Registration Statement were effectively terminated on July 27, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	EuroDry Ltd.	F-3	333-273254	07/14/2023		$ 22,040.00	Unallocated (Universal) Shelf	(1)		$ 200,000,000.00
Fee Offset Sources		EuroDry Ltd.	F-3	333-238235		05/13/2020						$ 25,960.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(1) EuroDry Ltd. previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on May 13, 2020 (File No. 333-238235), which was declared effective on May 20, 2020 (2020 Registration Statement), that registered an aggregate of $200,000,000 of an indeterminate number of securities to be offered by EuroDry Ltd. from time to time. Of the $200,000,000 of securities registered on the 2020 Registration Statement, for which EuroDry Ltd. paid a filing fee of $25,960 in connection therewith. In 2023, $186,946,871 of the securities remain unsold, leaving $24,265 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the 2020 Registration Statement). In accordance with Rule 457(p) under the Securities Act, EuroDry Ltd. used $22,040 of the unused filing fees to offset the filing fee payable in connection the a Registration Statement on Form F-3 with the Securities and Exchange Commission on July 14, 2023 (File No. 333-273254), which was declared effective on July 27, 2023 (Prior Registration Statement), that registered an aggregate of $200,000,000 of an indeterminate number of securities to be offered by EuroDry Ltd. from time to time. Of the $200,000,000 of securities registered on the Prior Registration Statement for which EuroDry Ltd. paid a filing fee of $22,040 in connection therewith, $200,000,000 of the securities remain unsold, leaving $22,040 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). Pursuant to Rule 457(p) under the Securities Act, EuroDry Ltd. is offsetting the registration fee due under this registration statement by $22,040, which represents the portion of the registration fee previously paid with respect to $200,000,000 of unsold securities (the Unsold Offset Securities) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been completed or terminated. Accordingly, an additional registration fee of $5,580 is due to be paid at this time.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date